Exhibit 10.5

WAIVER

This Waiver (this “Waiver”) is entered into as of June 28, 2016, by and between Great Basin Scientific, Inc., a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”) which is one of the investors listed on the Schedule of Buyers (“2015 Schedule of Buyers”) attached to that certain Securities Purchase Agreement between the Company and all of the investors listed on the Schedule of 2015 Buyers (the “2015 Buyers”) dated December 28, 2015 (as amended from time to time prior to the date hereof, the “2015 SPA”) with reference to the following facts:

A. On December 28, 2015, the Company and the 2015 Buyers entered into the 2015 SPA in relation to the issuance and sale by the Company and purchase by the Holders of: (i) that aggregate principal amount of senior secured convertible notes of the Company, in substantially the form attached to the 2015 SPA as Exhibit A (the “2015 Notes”), set forth opposite such 2015 Buyer’s name in column (3) on the 2015 Schedule of Buyers (which aggregate principal amount of 2015 Notes for all 2015 Buyers was $22,100,000) and (ii) related Series D Warrants, in substantially the form attached to the 2015 SPA as Exhibit B (the “2015 Warrants”), representing the right to acquire that number of shares of common stock of the Company, par value $0.0001 (“Common Stock”), set forth opposite such 2015 Buyer’s name in column (4) on the Schedule of 2015 Buyers (as exercised, collectively, the “2015 Warrant Shares”), which totaled in the aggregate 3,503,116 2015 Warrant Shares.

B. The issuance of the 2015 Notes and the 2015 Warrants occurred at a closing on December 30, 2015 (the “2015 Closing Date”).

C. The Company is currently contemplating entering into a new transaction (the “New Offering”) for the issuance of: (i) a new series of senior secured convertible notes in the aggregate principal amount of $75,000,000 (as amended, restated and/or refinanced from time to time, the “New Notes”), which will be secured by Liens (as defined in the 2015 Notes) as set forth in the Security Documents (as defined in the securities purchase agreement substantially in the form attached hereto as Exhibit A (the “New SPA”), and (ii) Series H warrants to purchase Common Stock substantially in the form attached as Exhibit B to the New SPA, all pursuant to the terms and conditions set forth in the New SPA and the other New Transaction Documents (as defined in the New SPA) (as amended, restated and/or, in the case of the New Notes, refinanced from time to time, the “New Transaction Documents”).

D. In connection with the New Offering, the Company desires to obtain a waiver in respect of: (i) the Company’s restriction to incur Indebtedness (as defined in the 2015 Notes) in accordance with Section 17(a) of the 2015 Notes, (ii) the Company’s restriction to incur Liens (as defined in the 2015 Notes) in accordance with Section 17(b) of the 2015 Notes, (iii) the Company’s restriction to incur Indebtedness that ranks pari passu with the 2015 Notes pursuant to Section 16 of the 2015 Notes, and (iv) the Company’s restriction in incur Liens (as defined in the 2015 Notes) on certain types of intellectual property in accordance with Section 17(g) of the 2015 Notes, in each case, solely with respect to entering into the New Transaction Documents and consummating the transactions contemplated thereby.

E. In accordance with the terms of the 2015 SPA, the Company agreed to provide certain registration rights under the United States Securities Act of 1933, as amended and the rules and regulations thereunder pursuant to the Registration Rights Agreement by and between the Company and each of the Buyers entered into December 30, 2015 (as amended to date, the “2015 RRA”) and desires to obtain certain waiver with respect to its obligations pursuant to the 2015 RRA as set forth herein.

F. In compliance with Section 19 of the 2015 Notes and in compliance with Section 10 of the 2015 RRA, this Waiver shall only be effective upon the execution and delivery of this Waiver and waivers in form and substance identical to this Waiver (the “Other Waivers”) by other holders of Registrable Securities (as defined in the 2015 SPA) (each an “Other Holder”) representing on the 2015 Closing Date at least fifty-one percent (51%) of the aggregate number of Registrable Securities issued or issuable under the Cash Notes and Cash Warrants (each, as defined in the 2015 SPA) issued on the 2015 Closing Date and shall include Hudson Bay so long as Hudson Bay and/or any of its affiliates collectively hold at least five percent (5%) of the Registrable Securities, in the aggregate (the “2015 Required Holders”) (such time, the “Effective Time”).

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Waiver. The Holder hereby waives, effective as of the Effective Time: (i) the Company’s restriction to incur Indebtedness (as defined in the 2015 Notes) in accordance with Section 17(a) of the 2015 Notes, (ii) the Company’s restriction to incur Liens (as defined in the 2015 Notes) in accordance with Section 17(b) of the 2015 Notes, (iii) the Company’s restriction to incur Indebtedness that ranks pari passu with the 2015 Notes pursuant to Section 16 of the 2015 Notes, (iv) the Company’s restriction in incur Liens (as defined in the 2015 Notes) on certain types of intellectual property in accordance with Section 17(g) of the 2015 Notes, in each case of sections (i) – (iv), solely with respect to entering into the New Transaction Documents and consummating the transactions contemplated thereby, (v) any breach of the 2015 RRA prior to and including the date hereof under Section 2(a) of the 2015 RRA for the Company’s failure to have the Initial Registration Statement (as defined in the 2015 RRA) brought effective by the Initial Effectiveness Deadline (as defined in the 2015 RRA), (vi) the Holder’s right to Registration Delay Payments (as defined under the 2015 RRA) prior to and including the date hereof for the Company’s failure to have the Initial Registration Statement brought effective by the Initial Effectiveness Deadline and (vii) from and including the date hereof through August 31, 2016, the Company’s obligations under Section 2(a) to file or bring effective a Registration Statement under the 2015 RRA for the resale of the Registrable Securities (as defined in the 2015 RRA) (collectively, the “Waiver”).

2. Acknowledgments. The Company hereby confirms and agrees that (i) except with respect to the Waiver set forth in Section 1 above that are effective as of the Effective Time, the 2015 Transaction Documents shall continue to be, in full force and effect; (ii) the execution, delivery and effectiveness of this Waiver shall not operate as an amendment of any right, power or remedy of the Holder except to the extent expressly set forth herein.

3. No Material, Nonpublic Information. On or before 8:30 a.m., New York City time, on the first Business Day after the New SPA has been executed, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the New Transaction Documents in the form required by the 1934 Act and attaching the material New Transaction Documents and the form of this Waiver as exhibits to such filing (including all attachments), the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its respective officers, directors, employees, affiliates or agents, on the one hand, and of the Holder or any of its affiliates, on the other hand, shall terminate and be of no force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

4. Independent Nature of Holder Obligations and Rights. The obligations of the Holder under this Waiver are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Waiver. Nothing contained herein or in any Other Waiver, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Waiver or, any Other Waiver, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

5. No Third Party Beneficiaries. This Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6. Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7. No Strict Construction. The language used in this Waiver will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8. Headings. The headings of this Waiver are for convenience of reference and shall not form part of, or affect the interpretation of, this Waiver.

9. Severability. If any provision of this Waiver is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Waiver so long as this Waiver as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

10. Amendments. No provision of this Waiver may be amended other than by an instrument in writing signed by the Company and the Holder.

11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Waiver and the consummation of the transactions contemplated hereby.

12. Notice. Whenever notice is required to be given under this Waiver, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the 2015 SPA.

13. Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

14. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meaning set forth in the applicable Transaction Documents (as defined in the 2015 SPA).

15. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

COMPANY:

GREAT BASIN SCIENTIFIC, INC.

By:
	Name:	Ryan Ashton
	Title:	President, CEO

[Signature Page to Note Waiver]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

HOLDER:

By:
Name:
Title:

[Signature Page to Note Waiver]

Exhibit A

New SPA

[Signature Page to Waiver]